UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

ICAHN ENTERPRISES L.P.
 (Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9516 (Commission File Number)	13-3398766 (IRS Employer Identification No.)

767 FIFTH AVENUE, SUITE 4700
NEW YORK, NEW YORK 10153
 (Address of Principal executive offices, including Zip Code)

(212) 702-4300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 15, 2010, Icahn Enterprises L.P. (“Icahn Enterprises”), through its Investment Management segment, purchased an additional 668,000 shares of common stock (“Tropicana Shares”) of Tropicana Entertainment Inc., or Tropicana.  As a result of this purchase, the Investment Management segment holds, in the aggregate, 13,538,446 Tropicana Shares, representing approximately 51.5% of the outstanding Tropicana Shares.  Prior to this acquisition, the Investment Management segment held a 48.9% equity interest in Tropicana.

Icahn Enterprises will consolidate Tropicana’s financial results effective November 15, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The financial statements required by this Item are not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(B) PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this Item is not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

By:	/s/ Dominick Ragone
Dominick Ragone Chief Financial Officer

Date:  November 17, 2010